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                                                                   EXHIBIT 10.14

                                     NEDBANK

                                  NEDBANK HOUSE
                20 ABCHURCH LANE, LONDON EC4N 7AD, UNITED KINGDOM
                       TELEPHONE (0171) 623-1077 (GENERAL)
    TELEPHONE (0171) 623 1329 (FOREX DEALERS) (0171) 623-2763 (CORP DEALERS)
                              FAX: (0171) 621-9304
              TELEX 886208, 8956177 (GENERAL) TELEX 8956269 (FOREX)
                          TELEGRAM: "VASCOGAMA" LONDON


Our Ref. CREDIT/DJE/KL

8th April, 1998

The Directors,
Union Transport Inc.
PO Box 134
Town Mills Trinity Square
St. Peter Port
Guernsey
Channel Islands


Dear Sirs,

We are pleased to advise you that Nedcor Bank Limited, ('the BANK"), has agreed to provide to Union Transport Inc., ("the BORROWER") a multicurrency multi option facility ("the FACILITY") in the aggregate principal amount of (pound)9,620,000 ("the LIMIT") or its equivalent in any other currency or currencies at the discretion of the Bank (a "PERMITTED CURRENCY") on the terms and conditions detailed below.

1.   UTILISATION

1.1 CONDITIONS PRECEDENT The Facility may only be utilised when the Bank notifies the Borrower that it has received, in form and substance satisfactory to the Bank, the documents and evidence specified in schedule I provided that if the Bank in its sole discretion allows the Borrower to utilise the Facility - prior to the Bank's receipt of such documents, such documents shall be delivered to the Bank within 30 days.


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1.2  FACILITY OPTIONS Subject to paragraph 2, the Facility may be utilised on any business day by way of the following options (each an "OPTION") and in accordance with the provisions of the schedules relating to such Options (such schedules form part of the terms and conditions of this facility letter and terms used in this facility letter which are not defined herein are defined in the schedules):-

         (i) an overdraft (the "OVERDRAFT") of up to (pound)500,000 or its equivalent in any combination of Permitted Currencies or the unutilised portion of the Facility if less (see schedule 2)-, and/or

         (ii) revolving short term loan (the "STL") for amounts of up to (pound)2,500,000 or its equivalent in any combination of Permitted Currencies or the unutilised portion of the Facility if less (see schedule 3); and/or

         (iii) letter of credit facility (the "L/C FACILITY") for amounts of up to (pound)l52m or its equivalent in any combination of Permitted Currencies with any additional utilisation to be taken within the Guarantee Facility or Performance Bond Facility Limits as appropriate (see schedule 4); and/or

         (iv) guarantee facility (the "Guarantee Facility") for amounts of up to (pound)3,000,000 or its equivalent in any combination of Permitted Currencies (see schedule 5) and/or

         (v) performance bond facility (the "Performance Bond Facility") for amounts of up to E2,100,000 or its equivalent in any combination of Permitted Currencies (see schedule 5)

                PROVIDED THAT THE AGGREGATE OF ALL OF THE UTILISATION UNDER ALL OF THE OPTIONS SHALL NOT AT ANY TIME EXCEED THE LIMIT.

1.3 STERLING EQUIVALENT The Sterling equivalent of any Permitted Currency utilised or available to be utilised under the Facility shall be calculated by the Bank at any time and from time to time by reference to the Bank's then spot rate of exchange in the London Interbank Market for the purchase of the relevant Permitted Currency with sterling (the "STERLING EQUIVALENT"). The aggregate Sterling Equivalents of all utilisation's made or requested under the Facility will be calculated at such time as the Bank shall determine before any utilisation for the purpose of determining compliance with the relevant option limit and the Limit and, at any other time or times, and, if in any case any such limits have been exceeded, then the Bank may, without prejudice to its rights under paragraph 2 and 3, demand immediate repayment of such amount as is necessary to ensure that such limits are complied with.


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2.   PERIOD

The Facility is available on an on-going basis until further notice subject to the Bank's normal credit review procedures which will be undertaken at least annually.

3.   TERMINATION

Notwithstanding any other provision of this Facility Letter, the Bank may at any time serve notice:-

3.1 demanding immediate repayment of any amounts outstanding by way of Overdraft and/or Cash Advances together with payment of accrued interest and any other sums for which the Borrower is liable under this facility letter and/or

3.2 to require the Borrower to provide the Bank with full cash cover for the Bank's maximum liability, whether actual or contingent, under any outstanding Letter of Credit Guarantee; or Performance Bond and to require the Borrower to execute any such further documentation in relation to any cash cover as the Bank shall request.

4.   PAYMENTS

4.1 CALCULATION Interest and commission shall accrue from day to day and be computed on the basis of the actual number of days elapsed on a 365 day year for amounts in Sterling and South African Rand and a 360 day year for amounts in any Permitted Currency.

4.2 NO DEDUCTIONS All payments to be made to the Bank hereunder shall be made without set-off or counter claim and free from, clear of and without deduction of any taxes or any other charges or withholdings. If the Borrower is compelled by law to make any such deduction, the Borrower may do so and the Borrower will pay to the Bank such additional amounts as the Bank shall consider necessary to enable the Bank to receive the amount which would have been payable if no such deduction had been required.

4.3 DEBIT TO ACCOUNTS The Borrower irrevocably authorises the Bank to debit any account the Borrower may have with the Bank with all or any amounts due from the Borrower to the Bank in connection with the Facility.

5.   COMPLIANCE COSTS AND INDEMNITY

5.1 NEGOTIATION/ENFORCEMENT EXPENSES The Borrower agrees to reimburse the Bank on demand for all expenses (including legal fees) inclusive of VAT incurred by the


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     Bank in connection with negotiation and administration of the Facility or preparation of this facility letter or any Security Document or in connection with the enforcement, preservation or defence of any of the Bank's rights in respect thereof or in respect of any Security Document.

5.2 COMPLIANCE COSTS The Borrower will compensate the Bank for any cost or reduced return to the Bank in connection with the Bank's compliance in such manner as the Bank thinks fit with any and all restrictions, requirements, rules and regulations (whether now in force or later introduced) of the Bank of England or any other applicable regulatory, monetary, fiscal or other authority.

5.3 DEFAULT INTEREST If the Borrower fails to place the Bank in funds in respect of any amount payable as required under this facility letter, the Borrower shall pay to the Bank on demand interest on the overdue amount in the currency thereof from the due date up to the date of actual payment (as well after as before judgement), compounded monthly, at a rate of 3% per annum above the cost to the Bank (as conclusively determined by the Bank) of funding such overdue amount from such sources and for such periods as the Bank may decide.

5.4 DEFAULT INDEMNITY The Borrower shall indemnify the Bank on demand against any claim, cost, loss or expense incurred by the Bank as a result of any default by the Borrower in the performance of any of the Borrower's obligations to the Bank.

6.   MISCELLANEOUS

6.1 WAIVERS No failure or delay in exercising on the Bank's part any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any further exercise thereof, or the exercise of any other right. No waiver by the Bank shall be effective unless it is in writing.

6.2 INFORMATION The Borrower shall provide the Bank promptly with such financial or other information as the Bank may from time to time reasonably request, including, without limitation, the following:-

     Audited accounts for all Group companies which make use of the Facility.

     Group Profit and Loss Summary sheet for the Borrower quarterly, within 45 days of the quarter end.

     Half year results leaflet of the Borrower within 60 days of the half year end.

     Management accounts of Union Ocean Transport to include group Profit and Loss accounts and balance sheet half yearly, within 45 days of the half year end. (As per Union Transport Group Financial Pack requirements.)


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     Aged debtors schedule of Union Ocean Transport Ltd., in an agreed format, half yearly within 45 days of the half year end.

     Management accounts of Union Air Transport Ltd., to include Profit and Loss accounts and balance sheet half yearly, within 45 days of the half year end. (As per Union Transport Group Financial Pack requirements.)

     Aged debtors schedule of Union Air Transport Ltd., in an agreed format, half yearly 45 days of the half year end.

     Management accounts of Union Transport Corp. to include Profit and Loss accounts and balance sheet half yearly, within 45 days of the half year end, (As per Union Transport Group Financial Pack requirements.)

     Aged debtors schedule of Union Transport Corp., in an agreed format, half yearly within 45 days of the half year.

     plus any other information that is published for the benefit for the general Shareholders of Uniserv or the Borrower.

6.3 CALCULATIONS Any calculation or statement made by the Bank and notified to the Borrower in connection with this facility letter shall be conclusive and binding on the Borrower in the absence of manifest error and except on any question of law.

6.4 TIMINGS All references in this facility letter to a time of day shall, in the absence of any express statement to the contrary, be a reference to London time.

6.5 ENTIRE AGREEMENT The provisions of this facility letter supersede any correspondence, discussion, representations, statements or agreements prior to the Borrower's acceptance of this facility letter.

6.6 SEVERABILITY If at any time any one or more of such provisions of this facility letter (or any part) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

6.7 SET OFF The Bank shall be entitled at any time without notice (both before and after demand) to set off all or part of any of the Borrower's liabilities now or hereafter due, owing or incurred to the Bank against any credit balance on any account of the Borrower with the Bank (whether current or otherwise or subject to notice or not or due to the Borrower or not).


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6.8  NEGATIVE PLEDGE The Borrower undertakes not to alienate, sell or otherwise dispose of, pledge, assign or otherwise charge or encumber any of its assets without the Bank's prior written consent.

6.9 NOTICES Each notice or other communication under this facility letter shall be in writing and shall be given by being left at or sent by post, telex or fax to the Borrower or to the Bank at their respective address set out above or to such other address as each of them notify to the other in writing from time to time and as the Borrower is incorporated outside of England and Wales also to the Borrower at Reading Cargo Centre, Hyperion Way, Rose Kiln Lane, Reading, Berks. RG2 OJS. Any such notice or communication shall be deemed to have been given in the case of post two days after being put in the post and in the case of telex or facsimile when transmitted, provided that any communication or notice to the Bank shall be effective only when received.

7.   LAW AND JURISDICTION

This facility shall be governed by and construed in all respects in accordance with English law. For the exclusive benefit of the Bank, the Bank and the Borrower irrevocably agree that the English courts are to have jurisdiction to settle any disputes which may arise out of or in connection with the Facility and that the Borrower submits to the jurisdiction of such courts for such purpose. Any address to which paragraph 6.9 hereof permits the Bank to deliver notices to the Borrower shall be an effective address for service on the Borrower of proceedings in the English courts. Nothing contained in this paragraph shall limit the Bank's rights to take proceedings against the Borrower in the courts of any country in which it has assets or in any other courts of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

This offer is available for acceptance until after which it will cease to be valid unless otherwise agreed by the Bank. Please indicate your acceptance by having authorised officials sign the attached copy of this facility letter and return it to the Bank.

                                Yours faithfully,
                              for and on behalf of
                                NEDCOR BANK LTD,


/s/ [Illegible]                                 /s/ [Illegible]
---------------------------------                -------------------------------
Authorised Signatory                             Authorised Signatory


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We, Union Transport Inc., refer to the letter dated 8th April, 1998 from Nedcor
Bank Limited to us of which the aforegoing is a copy and hereby agree to, and accept, the terms thereof.


                              For and on behalf of
                              Union Transport Inc.


/s/ Illegible                                    /s/ Illegible
---------------------------------                -------------------------------
Authorised Signatory                             Authorised Signatory


                                                              Date  10th June 98


Signed in accordance with a resolution passed by a properly constituted board meeting; a certified copy of which is attached.


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                                   SCHEDULE 1

                              CONDITIONS PRECEDENT


Each of the following in form and substance satisfactory to the Bank.

1. The duplicate original of this facility letter duly signed on behalf of the Borrower.

2.   Originals of the following security documents (the "SECURITY DOCUMENTS")

     a. General counter indemnity from the Borrower to support any Guarantees, Performance Bonds or Letters of Credit issued on its or its subsidiaries behalf.

     b.   Guarantee from Union Ocean Transport Ltd in the sum of (pound)2.3m.

     c. First Debenture over the fixed and floating assets of Union Ocean Transport Ltd.

     d.   Guarantee from Union Air Transport Ltd in the sum of (pound)l.35m.

     e. First Debenture over the fixed and floating assets of Union Air Transport Ltd.

     f.   Guarantee from Union-Transport Corp in the sum of US$ 8.5m.

     g.   First charge over certain receivables of Union-Transport Corp.

     h. Guarantee from each Associate for which a Guarantee, Performance Bond or Letter of Credit has or will be issued under this facility.

(each security provider whether singly or jointly to be hereinafter referred to as the "SECURITY PROVIDER").

3. A copy, certified as true complete and up to date by the secretary or a director of the Borrower and the Security Providers of a resolution of the board of directors of the Borrower and the Security Providers, approving the Borrowers and the Security Provider's entry into and performance of each of the documents to which it is a party and giving details of the officers of the Borrower and the Security Providers authorised to sign each of the documents to which it is a party and any communications and documents relating thereto;

4. A legal opinion in relation to the Borrower and the Security Provider which is incorporated outside England and any Security Document executed or to be executed by it.


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                                   SCHEDULE 2

                                    OVERDRAFT


1.   UTILISATION

     The Overdraft is available for utilisation on the Borrower's current accounts with the Bank.

2.   INTEREST

     Interest will be calculated on a day-to-day basis in respect of each of the Borrower's current accounts with the Bank on the amount overdrawn at 1-1/2% per annum above the Bank's base rate from time to time for the relevant currency. Interest so calculated shall be debited monthly (or earlier upon demand as provided in paragraph 3.1 of this facility letter).


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                                   SCHEDULE 3

                                 SHORT TERM LOAN


1.   UTILISATION

     The STL may be drawn in one or more advances (each a "CASH ADVANCE") in minimum amounts of (pound)100,000 (or its equivalent as determined by the Bank in any Permitted Currency) for mutually agreed periods of up to three months, the minimum period being seven days and the period being one month in the absence of agreement (each an "INTEREST PERIOD") and ending on a business day.

     Notice of drawings (including amount, currency, payment instructions and requested Interest Period) must be given to the Bank no later than 10.00 a.m. on the day prior to drawing for sterling advances, or by 10.00 a.m. on the third business day before the day of the drawing for advances in Permitted Currencies unless otherwise agreed between the Bank and the Borrower from time to time. Notice may be given either orally or in writing (and if given orally such notice shall be confirmed in writing by the Borrower within two business days although, for the avoidance of doubt, to the extent that there is any discrepancy between the oral request and the written confirmation, the oral request will prevail).

2.   INTEREST

     Interest will be payable on each Cash Advance, in the currency of such advance, at a rate which is the aggregate of (i) 1-1/2% per annum, (ii) the rate (as conclusively determined by the Bank) at which the Bank, in accordance with the Bank's normal practice, is able to obtain deposits of like amount for like periods in the required currency in the London Interbank Market at or about 11:00 a.m. on the date of such advance (if a sterling advance) or on the second business day before the date of such advance (if an advance in any Permitted Currency), and (iii) in the case of sterling advances, only any associated costs resulting from the requirements of the Bank of England in respect of monetary control, liquidity or otherwise, and will be payable on the last day of the Interest Period for such advance in accordance with the terms of this facility letter.

3.   REPAYMENT

     The Borrower will provide to such account as the Bank specifies cleared funds in the currency of such Cash Advances in cover for each maturing Cash Advance, with good value on the expiry date of the relevant Interest Period. However, such cover may be provided out of new Cash Advances subject to the terms of this facility letter.


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                                   SCHEDULE 4

                           LETTERS OF CREDIT FACILITY

1.   UTILISATION AND MECHANICS

     The Borrower may request the Bank to open documentary letters of credit ("LETTERS OF CREDIT") in sterling and/or in Permitted Currencies payment to be either at sight or on deferred terms of up to days after issuance of such Letter of Credit.

     The Bank will be under no obligation to accept such a request but if it does the Bank will require:-

     (a) all Letters of Credit opened to be on a full recourse basis and subject to I.C.C. Uniform Customs and Practice for Documentary Credits as currently in force and from time to time amended and otherwise in a form and upon terms satisfactory to the Bank;

     (b) applications for Letters of Credit to be made on the Bank's standard application form, or in such other manner as shall be agreed between the Bank and the Borrower from time to time, such applications to be received by 10 a.m. two business days prior to the date on which the Borrower wishes the Letter of Credit to be opened unless otherwise agreed by the Bank and;

     (c) the Borrower to execute a letter of pledge and other documentation prior to the date on which the Borrower wishes the Letter of Credit to be opened.

2.   CHARGES

     The Borrower shall be charged an issuance fee calculated on the maximum available amount (at the time such fee is payable) of each Letter of Credit issued at the Bank's standard tariff from time to time, payable in advance upon the issuance of such Letter of Credit for the period from issuance of such Letter of Credit to its expiry date.

     All other charges will be in accordance with the tariff set out in
     Schedule 5.

3.   CASH COVER

     Without prejudice to the Bank's right under any other document held or to be held by the Bank in connection with the Facility, the Borrower hereby irrevocably and unconditionally undertakes that, in respect of any payment made by the Bank under each Letter of Credit the Borrower will provide the Bank with cleared funds to such account as specified by the Bank in the appropriate currency to enable the Bank to apply the same in making such payment.

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                                   SCHEDULE 5
                         GUARANTEES & PERFORMANCE BONDS

1.   UTILISATION AND MECHANICS

     The Borrower may request the issue of guarantees, indemnities, or other obligations to secure banking facilities with other banks (a "GUARANTEE") in sterling and/or in Permitted Currencies or performance bonds undertakings (a "PERFORMANCE BOND") on its own behalf or on behalf of subsidiaries (each an "ASSOCIATE") with a maximum validity of 12 months by sending to the Bank within a reasonable timescale prior to the date on which the Borrower wishes the Guarantee or Performance Bond to be issued notice specifying the details of the beneficiary, the validity period together with the full text of the Guarantee or Performance Bond.

     The Bank will be under no obligation to accept such a request but if it does it will require a properly completed original request from the Borrower as specified in the General Counter Indemnity executed by the Borrower on 25 February 1997, and/or other corporate approval documentation in form and substance satisfactory to the Bank.

2.   COMMISSION

     The rate of commission for issuing Guarantees will be calculated on the maximum amount of the Bank's actual and/or contingent liability as determined by the Bank under the relevant Guarantee or Performance Bond. Such commission will be due and payable in advance on the date of issue of the relevant Guarantee and thereafter at the rate of:

     An establishment fee of (pound)200 for each Guarantee or Performance Bond

     0.75% per annum or part thereof where the liability secured is a lending facility with another bank.

     0.6% per annum or part thereof where the liability secured is a Performance Bond.

     or such other rate as agreed between the Bank and the Borrower from time to time.

3.   CASH COVER

     Without prejudice to the Bank's rights under any other document held or to be held by the Bank in connection with the Facility, the Borrower hereby irrevocably and unconditionally undertakes that, in respect of any payment made by the Bank under any Guarantee, the Borrower will provide the Bank with cleared funds to such account as specified by the Bank in the appropriate currency to enable the Bank to apply the same in making such payment.


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